Exhibit 4(e)


                             US SECURITY AGREEMENT

          This US SECURITY AGREEMENT ("US Security Agreement"), dated as of May 15, 2003, among the US Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively as "US Grantors" and individually as a "US Grantor"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, "Agent") for itself, General Electric Capital Canada Inc., as Canadian agent ("Canadian Agent") and the lenders from time to time signatory to the Credit Agreement hereinafter defined.

                              W I T N E S S T H:

          WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Blount, Inc., a Delaware corporation, the other Credit Parties (as defined in the Credit Agreement) signatory thereto, Agent, Canadian Agent and the other Persons signatory thereto from time to time as lenders ("Lenders") (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), US Lenders have agreed to make the Loans (as defined in the Credit Agreement) to, and to incur Letter of Credit Obligations (as defined in the Credit Agreement) on behalf of US Borrowers (as defined in the Credit Agreement), and Canadian Lenders have agreed to make Loans to Canadian Borrowers;

          WHEREAS, in order to induce Agent, Canadian Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, (i) US Borrowers have agreed to grant a continuing Lien (as defined in the Credit Agreement) on the Collateral (as hereinafter defined) to secure the Obligations (as defined in the Credit Agreement) and to secure their obligations under the US Guaranty and (ii) US Grantors that are Guarantors have agreed to grant a continuing Lien on the Collateral to secure their obligations under the US Guaranty and the other Loan Documents (as defined in the Credit Agreement) ((i) and (ii) hereinafter, collectively, the "Secured Obligations");

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINED TERMS.

          (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other terms contained in this US Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

          (b) "Uniform Commercial Code Jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the

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Uniform Commercial Code, as recommended by the National Conference of
Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

          2. GRANT OF LIEN.

               (a) To secure the prompt and complete payment, performance and observance of all of the Secured Obligations (specifically including, without limitation, each US Grantor's Obligations arising under the cross- guaranty provisions of Section 12 of the Credit Agreement), each US Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself, Canadian Agent and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such US Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such US Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

                    (i) all Accounts;

                    (ii) all Chattel Paper;

                    (iii) all Documents;

                    (iv) all General Intangibles (including payment intangibles and Software);

                    (v) all Goods (including Inventory, Equipment and
Fixtures);

                    (vi) all Instruments;

                    (vii) all Investment Property;

                    (viii) all Deposit Accounts, of any US Grantor, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

                    (ix) all money, cash or cash equivalents of any US
Grantor;

                    (x) all Supporting Obligations and Letter-of-Credit Rights of any US Grantor;

                    (xi) all commercial tort claims; and

                    (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.


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Notwithstanding the foregoing, the Collateral shall not include (i) any Shared
Collateral or (ii) any other personal property and other assets to the extent the grant by any US Grantor of a security interest pursuant to this US Security Agreement in such personal property and other assets is prohibited by any applicable contractual obligation or requirement of law or would give any party thereto (other than US Grantors or Affiliates of US Grantors) the right to terminate its obligations with respect to such personal property and other assets (except that the foregoing limitation shall not affect, limit, restrict or impair the grant by any US Grantor of a security interest pursuant to this US Security Agreement in any money or other amounts due or to become due under such personal property and other assets, including, without limitation, any Account, Contract, agreement, Document, Instrument or indenture) and for the purposes of the Trademarks Act (Canada), the granting of a security interest by any US Grantor in trademarks (as defined in the Trademark Act (Canada)) under this US Security Agreement shall be limited to a grant by such US Grantor of a security interest in all of such US Grantor's right, title and interest in such trademarks.

                    (b) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Agent, Canadian Agent and Lenders as aforesaid, each US Grantor hereby grants to Agent, for itself, Canadian Agent, and the benefit of Lenders, a right of setoff against the property of such US Grantor held by Agent, Canadian Agent or any Lender, consisting of property described above in
Section 2(a) now or hereafter in the possession or custody of or in transit to Agent, Canadian Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such US Grantor, or as to which such US Grantor may have any right or power.



          3. AGENT'S AND LENDERS' RIGHTS: LIMITATIONS ON AGENT'S AND LENDERS' OBLIGATIONS.

               (a) It is expressly agreed by US Grantors that, anything herein to the contrary notwithstanding, each US Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. None of Agent, Canadian Agent or any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this US Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto. None of Agent, Canadian Agent or any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any US Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) Agent may at any time after an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the

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following), without prior notice to any US Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Upon the request of Agent, each US Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected US Grantor shall not give any contrary instructions to such Account Debtor or other
Person without Agent's prior written consent.

               (c) Agent may at any time in Agent's own name, in the name of a nominee of Agent or in the name of any US Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper; provided, that prior to any such communication Agent shall endeavor to notify US Grantors of its intended communication (unless an Event of Default has occurred and is continuing). If a Default or Event of Default shall have occurred and be continuing, each US Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such US Grantor to prepare and deliver to Agent, Canadian Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to each US Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each US Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such US Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

          4. REPRESENTATIONS AND WARRANTIES. Each US Grantor represents and warrants that:

               (a) Each US Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than, after giving effect to the repayment of the Prior Lender Obligations, Permitted Encumbrances.

               (b) After giving effect to the repayment of the Prior Lender Obligations, no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any US Grantor in favor of Agent pursuant to this US Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

               (c) This US Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for the benefit of itself, Canadian Agent and Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except, after giving effect to the repayment of the Prior Lender Obligations, Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent, Canadian Agent and Lenders as a matter of law, and is


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enforceable as such as against any and all creditors of and purchasers from any US Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any US Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

          (d) Schedule II-A hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each US Grantor. Except as disclosed on Schedule II-B all action by any US Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II-A (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof or control of all electronic Chattel Paper as required by Section 5(a)(vii)) has been duly taken. The Lien of Agent, for the benefit of Agent, Canadian Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any US Grantor.

          (e) Each US Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each US Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each US Grantor's state of incorporation or organization or a statement that no such number has been issued, each US Grantor's state of organization or incorporation, the location of each US Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B,
Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, and Schedule III-J respectively, hereto. Each US Grantor has only one state of incorporation or organization.

          (f) With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each US Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no US Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such US Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each US Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any US Grantor's books and records and any invoices, statements and Collateral Reports delivered to Agent, Canadian Agent and Lenders with respect thereto; (iv) no US Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) no US Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and


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Collateral Reports which may be delivered to Agent with respect thereto are actually and absolutely owing to such US Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or Agent as required pursuant to the terms of Annex C to the Credit Agreement; and (z) to each US Grantor's knowledge, all Account Debtors have the capacity to contract.

          (g) With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this US Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable US Grantor's locations set forth on Schedule III-A,
Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, and Schedule III-J hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent's prior consent, and if Agent gives such consent, each applicable US Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable US Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent, Canadian Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) except as disclosed in the most recent Collateral Report, the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any US Grantor is a party or to which such property is subject.

          (h) No US Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This US Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Agent on each US Grantor's Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any US Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent's Lien on each US Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

          5. COVENANTS. Each US Grantor covenants and agrees with Agent, for the benefit of Agent, Canadian Agent and Lenders, that from and after the date of this US Security Agreement and until the Termination Date:


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          (a) Further Assurances: Pledge of Instruments; Chattel Paper.

                    (i) At any time and from time to time, upon the written request of Agent and at the sole expense of US Grantors, each US Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this US Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such US Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code Jurisdictions.

                    (ii) Unless Agent shall otherwise consent in writing (which consent may be revoked), each US Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the relevant US Grantor may retain for collection in the ordinary course of business all Chattel Paper or Instruments received by such US Grantor in the ordinary course of business.

                    (iii) Each US Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agent's Liens from bailees having possession of any US Grantor's Goods that they hold for the benefit of Agent.

                    (iv) If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each US Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any US Grantor.

                    (v) In accordance with Annex C to the Credit Agreement, each US Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such US Grantor.

                    (vi) Each US Grantor that is or becomes the beneficiary of a letter of credit in excess of $250,000 (or, upon request by Agent, any letter of credit equal to or less than $250,000) shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the US Collection Account, all in form and substance reasonably satisfactory to Agent.


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                    (vii) Each US Grantor shall take all steps necessary to
grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                    (viii) Each US Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such US Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of
Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such US Grantor is an organization, the type of organization and any organization identification number issued to such US Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each US Grantor agrees to furnish any such information to Agent promptly upon request. Each US Grantor also ratifies its authorization for Agent to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                    (ix) Each US Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such US Grantor shall enter into a supplement to this US Security Agreement, granting to Agent a Lien in such commercial tort claim.

               (b) Maintenance of Records. US Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. US Grantors shall mark their books and records pertaining to the Collateral to evidence this US Security Agreement and the Liens granted hereby. If any US Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent, Canadian Agent and certain Lenders."

                  (c) Covenants Regarding Patent, Trademark and Copyright Collateral.

                    (i) US Grantors shall notify Agent immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any US Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.


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                    (ii) In no event shall any US Grantor, either itself or
through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent written notice thereof on or before the immediately following date with respect to which quarterly financial statements of Holdings are due pursuant to Annex E of the Credit Agreement, and, upon request of Agent, US Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such US Grantor relating thereto or represented thereby.

                    (iii) US Grantors shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                    (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such US Grantor shall comply with Section 5(a)(ix) of this US Security Agreement. Such US Grantor shall, unless such US Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement if such US Grantor reasonably determines that such suit would have a reasonable probability of success, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

               (d) Indemnification. In any suit, proceeding or action brought by Agent, Canadian Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each US Grantor will save, indemnify and keep Agent, Canadian Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any US Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such US Grantor, except in the case of Agent, Canadian Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent, Canadian Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of US Grantors shall be and remain enforceable against and only against US Grantors and shall not be enforceable against Agent, Canadian Agent or any Lender. This indemnification provision shall survive the termination of this US Security Agreement and the repayment of the Secured Obligations.

               (e) Compliance with Terms of Accounts, etc. In all material respects, each US Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

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               (f) Limitation on Liens on Collateral. No US Grantor will
create, permit or suffer to exist, and each US Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent, Canadian Agent and Lenders in and to any of such US Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

               (g) Limitations on Disposition. No US Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

               (h) Further Identification of Collateral. US Grantors will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

               (i) Notices. US Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

               (j) Good Standing Certificates. Not less frequently than once during each calendar quarter, each US Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

               (k) No Reincorporation. Without limiting the prohibitions on mergers involving the US Grantors contained in the Credit Agreement, no US Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

               (l) Terminations; Amendments Not Authorized. Each US Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such US Grantor's rights under Section 9-509(d)(2) of the Code.

               (m) Authorized Terminations. Agent will promptly deliver to each US Grantor for filing or authorize each US Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement.

          6. AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          On the Closing Date each US Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent, Canadian Agent and Lenders, under the Power of Attorney are solely to protect

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Agent's interests (for the benefit of Agent, Canadian Agent and Lenders) in the Collateral and shall not impose any duty upon Agent, Canadian Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent, Canadian Agent or any Lender shall have any duty as to any Collateral, and Agent, Canadian Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, CANADIAN AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY US GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

          7. REMEDIES: RIGHTS UPON DEFAULT.

               (a) In addition to all other rights and remedies granted to it under this US Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each US Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such US Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such US Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such US Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent, Canadian Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent, Canadian Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each US Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any US Grantor's premises or elsewhere and shall have the right to use any US Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

               If any Event of Default shall have occurred and be continuing, each US Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such US Grantor, whether at such US Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any US Grantor to maintain or preserve the rights of such US Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent, Canadian Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any US Grantor. To the maximum extent permitted by applicable law, each US Grantor waives all claims, damages, and demands against Agent, Canadian Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent, Canadian Agent or such Lender as finally determined by a court of competent jurisdiction. Each US Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. US Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees and other expenses incurred by Agent, Canadian Agent or any Lender to collect such deficiency.

               (b) Except as otherwise specifically provided herein, each US Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this US Security Agreement or any Collateral.

               (c) To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each US Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral,
(iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the US Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each US Grantor acknowledges that the purpose of this Section 7(c) is to provide non- exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any US Grantor or to impose any duties on Agent that would not have been granted or imposed by this US Security Agreement or by applicable law in the absence of this Section 7(c).

               (d) Agent, Canadian Agent and Lenders shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any US Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Agent, Canadian Agent and Lenders shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights and remedies hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each US Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent, Canadian Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this US Security Agreement, or otherwise.

          8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each US Grantor hereby grants to Agent, for the benefit of Agent, Canadian Agent and Lenders, effective as of the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such US Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such US Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

          9. LIMITATION ON AGENT'S, CANADIAN AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Agent, Canadian Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. None of Agent, Canadian Agent or any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, Canadian Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

          10. REINSTATEMENT. This US Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any US Grantor for liquidation or reorganization, should any US Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, interim receiver, receiver and manager or trustee be appointed for all or any significant part of any US Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this US Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in Section 11.10 of the Credit Agreement.

          12. SEVERABILITY. Whenever possible, each provision of this US Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this US Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this US Security Agreement. This US Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Canadian Agent, Lenders and US Grantors with respect to the matters referred to herein and therein.

          13. NO WAIVER; CUMULATIVE REMEDIES. None of Agent, Canadian Agent or any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, Canadian Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this US Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and US Grantors.

          14. LIMITATION BY LAW. All rights, remedies and powers provided in this US Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this US Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this US Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          15. TERMINATION OF THIS US SECURITY AGREEMENT. Subject to Section 10 hereof, this US Security Agreement shall terminate upon the Termination Date.

          16. SUCCESSORS AND ASSIGNS. This US Security Agreement and all obligations of US Grantors hereunder shall be binding upon the successors and assigns of each US Grantor (including any debtor-in-possession on behalf of such US Grantor) and shall, together with the rights and remedies of Agent, for the benefit of itself, Canadian Agent and Lenders, hereunder, inure to the benefit of Agent, Canadian Agent and Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent, Canadian Agent and Lenders, hereunder. No US Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this US Security Agreement.

          17. COUNTERPARTS. This US Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This US Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

          18. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS US SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH US GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR

AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN US GRANTORS, AGENT, CANADIAN AGENT AND LENDERS PERTAINING TO THIS US SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS US SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, CANADIAN AGENT, LENDERS AND US GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT AND US GRANTORS MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH. EACH US GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH US GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH US GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH US GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          19. WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, CANADIAN AGENT, LENDERS, AND US GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS US SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          20. SECTION TITLES. The Section titles contained in this US Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this US Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this US Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this US Security Agreement.

          22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this US Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

          23. BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, Canadian Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

          24. NEW SUBSIDIARIES. To the extent required pursuant to Section
5.13 of the Credit Agreement, any new United States domestic Subsidiary of any Credit Party is required to enter into this US Security Agreement by executing and delivering in favor of Agent an instrument in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new United States domestic Subsidiary, such United States domestic Subsidiary shall become a US Grantor hereunder with the same force and effect as if originally named as a US Grantor herein. The execution and delivery of any instrument addition an additional US Grantor as a party to this US Security Agreement shall not require the consent of any US Grantor hereunder. The rights and obligations of each US Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new US Grantor hereunder.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the parties hereto has caused this US Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

US GRANTORS:                               BLOUNT, INC., a Delaware corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           BLOUNT INTERNATIONAL, INC., a
                                           Delaware corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           FABTEK CORPORATION, a Michigan
                                           corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           GEAR PRODUCTS, INC., an Oklahoma
                                           corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           DIXON INDUSTRIES, INC., a Kansas
                                           corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

                                           FREDERICK MANUFACTURING CORPORATION,
                                           a Delaware corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           WINDSOR FORESTRY TOOLS LLC, a
                                           Tennessee limited liability company

                                           By: Blount, Inc., its sole member

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           4520 CORP., INC., a Delaware
                                           corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           OMARK PROPERTIES, INC., an Oregon
                                           corporation

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           BI, L.L.C., a Delaware limited
                                           liability company

                                           By: Blount, Inc., its managing
                                           member

                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

AGENT:                                     GENERAL ELECTRIC CAPITAL
                                           CORPORATION, AS AGENT

                                           By:_____________________________
                                           Name:___________________________
                                           Title: duly authorized signatory

                                   EXHIBIT A



                               POWER OF ATTORNEY

          This Power of Attorney is executed and delivered by ______________________, a _____________________ corporation ("US Grantor") to
General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as "Attorney"), as Agent for itself, General Electric Capital Canada Inc., as Canadian agent and the lenders from time to time signatory to the Credit Agreement, under a Credit Agreement and that certain US Security Agreement, both dated as of May 15, 2003, and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from US Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and US Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by US Grantor without Attorney' s written consent. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the US Security Agreement.

          US Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as US Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of US Grantor and in the name of US Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, US Grantor hereby grants to Attorney the power and right, on behalf of US Grantor, without notice to or assent by US Grantor, and at any time, to do the following: (a) change the mailing address of US Grantor, open a post office box on behalf of US Grantor, open mail for US Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of US Grantor; (b) effect any repairs to any asset of US Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against US Grantor or its property; (d) defend any suit, action or proceeding brought against US Grantor if US Grantor does not defend such suit, action or proceeding or if Attorney believes that US Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to US Grantor whenever payable and to enforce any other right in respect of US Grantor's property; (f) cause the certified public accountants then engaged by US Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such US Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the US Security Agreement, with or without US Grantor's signature, or to file a photocopy of the US Security Agreement in substitution for a financing statement, as Agent may deem appropriate and to execute in US Grantor's name such financing statements and amendments thereto and continuation statements which may require the US Grantor's signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of US Grantor for all purposes, and to do, at Attorney's option and US Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon US Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as US Grantor might do. US Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.



                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, this Power of Attorney is executed by US Grantor, and US Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this _____________ day of
______________________.


                                    [            US GRANTOR
                                    ]



                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________


                           NOTARY PUBLIC CERTIFICATE

          On this _____ day of ______________, 2003, [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [US Grantor] ("Company") and executed on behalf of Company the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

                                           ---------------------------------
                                           Notary Public

                                    ANNEX 1

                              FORM OF SUPPLEMENT

          Supplement No. ____ (this "Supplement") dated as of _______________, 20__, to the US Security Agreement dated as of May 15, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "US Security Agreement") among US Grantors listed on the signature pages thereof and those additional entities that thereafter become parties thereto (collectively as "US Grantors" and individually as a "US Grantor"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, "Agent") for itself, General Electric Capital Canada Inc., as Canadian agent ("Canadian Agent") and the lenders from time to time signatory to the Credit Agreement thereinafter defined.

                             W I T N E S S E T H:

          WHEREAS, Blount, Inc., a Delaware corporation, the other Credit Parties (as defined in the Credit Agreement) signatory thereto, Agent, Canadian Agent and the other Persons signatory thereto from time to time as lenders ("Lenders") are parties to that certain Credit Agreement dated as of May 15, 2003 (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"); and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the US Security Agreement; and

          WHEREAS, in order to induce Agent, Canadian Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, (i) US Borrowers have agreed to grant a continuing Lien (as defined in the Credit Agreement) on the Collateral (as hereinafter defined) to secure the Obligations (as defined in the Credit Agreement) and to secure their obligations under the US Guaranty and (ii) US Grantors that are Guarantors have agreed to grant a continuing Lien on the Collateral to secure their obligations under the US Guaranty and the other Loan Documents (as defined in the Credit Agreement) ((i) and (ii) hereinafter, collectively, the "Secured Obligations");

          WHEREAS, pursuant to Section 5.13 of the Credit Agreement, new United States domestic Subsidiaries of any Credit Party, must execute and deliver certain Loan Documents, including the US Security Agreement, and the execution of the US Security Agreement by the undersigned new US Grantor or US Grantors (collectively, "New US Grantors") may be accomplished by the execution of this Supplement in favor of Agent for the benefit of itself, Canadian Agent, and Lenders;

          NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New US Grantor hereby agrees as follows:

          1. In accordance with Section 24 of the US Security Agreement, New US Grantor, by its signature below, becomes a "US Grantor" under the US Security Agreement with the same force and effect as if originally named therein as a "US Grantor" and New US Grantor hereby (a) agrees to all of the terms and provisions of the US Security Agreement applicable to it as a "US Grantor" thereunder and (b) represents and warrants that the representations and warranties made by it as a "US Grantor" thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, New US Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, convey, mortgage, pledge, hypothecate and transfers to Agent, for the benefit of itself, Canadian Agent and Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of New US Grantor to secure the prompt and complete payment, performance and observance of the Secured Obligations. Schedule I, "Filing Jurisdictions," Schedule II, "Instruments, Chattel Paper and Letter of Credit Rights," Schedule III, "Collateral Locations" Schedule IV, "Patents, Trademarks And Copyrights" attached hereto supplements Schedule I, Schedule II-A, Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, and
Schedule III-J, respectively, to the US Security Agreement and shall be deemed a part thereof for all purposes of the US Security Agreement. Each reference to a "US Grantor" in the US Security Agreement shall be deemed to include the New US Grantor. The US Security Agreement is incorporated herein by reference.

          2. New US Grantor represents and warrants to Agent, Canadian Agent and Lenders that this Supplement has been duly executed and delivered by New US Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          3. This Supplement may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement. This Supplement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

          4. Except as expressly supplemented hereby, the US Security Agreement shall remain in full force and effect.

          5. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH US GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN US GRANTORS, AGENT, CANADIAN AGENT AND LENDERS PERTAINING TO THIS SUPPLEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR ANY OF THE

OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, CANADIAN AGENT, LENDERS
AND US GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT AND US GRANTORS MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATION DEFENSES IN CONNECTION THEREWITH. EACH US GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH US GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH US GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH US GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, New US Grantor and Agent have duly executed this Supplement to the US Security Agreement as of the day and year first above written.

NEW US GRANTOR:                     [NAME OF NEW US GRANTOR]


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    Address:


                                    ________________________________
                                    ________________________________
                                    ________________________________



AGENT:                              GENERAL ELECTRIC CAPITAL
CORPORATION


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________